Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-239210 and 333-217774) on Form S-3 and (No. 333-229712, 333-220786, 333-219871, 333-204317 and 333-205784) on Form S-8 of Black Knight, Inc. of our report dated March 17, 2020, with respect to the consolidated financial statements of Star Parent, L.P., which report appears in the annual report on Form 10-K of Black Knight, Inc.

/s/ KPMG LLP

New York, New York

February 24, 2022